    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            INTEGRATED SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

               CALIFORNIA                                   7372                                   94-2658153
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. employer
     incorporation or organization)             Classification Code Number)                   identification no.)

                            ------------------------

                             201 MOFFETT PARK DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 542-1500
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                                WILLIAM C. SMITH
              VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                            INTEGRATED SYSTEMS, INC.
                             201 MOFFETT PARK DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 542-1500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:
                             FRED M. GREGURAS, ESQ.
                         KATHERINE TALLMAN SCHUDA, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF SECURITIES              AMOUNT TO BE          OFFERING       AGGREGATE OFFERING      AMOUNT OF
               TO BE REGISTERED(1)                    REGISTERED(2)     PRICE PER SHARE(3)       PRICE(3)        REGISTRATION FEE
Common Stock, no par value........................   1,430,037 shares       10.296875          $14,724,913            $4,094

(1) Common Stock being registered includes associated Preferred Share Purchase Rights, which initially are attached to and traded with the shares of the Registrant's Common Stock.

(2) The shares of Common Stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, include, pursuant to rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Registrant's Common Stock that may become issuable as a result of any stock split, stock dividend or similar event.

(3) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on the Nasdaq National Market on October 18, 1999.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 19, 1999

                                1,430,037 SHARES

                            INTEGRATED SYSTEMS, INC.

                                  COMMON STOCK

                             ---------------------

    All of the 1,430,037 shares of common stock of Integrated Systems, Inc. are being sold by shareholders of ISI. ISI will not receive any proceeds from the sale of shares offered by the selling shareholders. See "Selling Shareholders" and "Plan of Distribution."

    The common stock is listed on the Nasdaq National Market under the symbol "INTS." The shares of common stock offered will be sold as described under "Plan of Distribution."

    On October 18, 1999, the closing price per share of the common stock on the Nasdaq National Market was $9 29/32.

                            ------------------------

THE COMMON STOCK OFFERED INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1999.

                            INTEGRATED SYSTEMS, INC.

    ISI provides solutions for embedded software development that consist of:

    - real-time operating systems and software components for embedded microprocessors;

    - tools for designing, developing and optimizing embedded applications;

    - networking products for device connectivity and management; and

    - engineering design services for accelerated co-sourced product development.

    Our products help users accelerate the design, development, debugging, implementation and maintenance of embedded software. Our products and services are intended to reduce the expense associated with embedded software and system development and enable customers to develop systems featuring greater functionality, enhanced performance, improved reliability and ease-of-use. We market and support our products and provide services on a worldwide basis to a variety of users in a broad range of industries, including telecommunications, data communications, automotive, consumer electronics, office products and point-of-sale and aerospace. Founded in 1980, ISI is headquartered in Sunnyvale, California, with a worldwide sales and service presence extending throughout Asia, Europe and the Americas. Our principal executive offices are located at 201 Moffett Park Drive, Sunnyvale, California 94089. Our telephone number is
(408) 542-1500.

                                  RISK FACTORS

    THIS OFFERING IS RISKY. ANYONE WHO MAY RECEIVE COMMON STOCK UNDER THIS PROSPECTUS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION PRESENTED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT.

FLUCTUATIONS IN OUR QUARTERLY RESULTS COULD CAUSE THE MARKET PRICE OF OUR COMMON
  STOCK TO DECLINE

    Our quarterly operating results can vary significantly depending on a number of factors. These factors include:

    - the volume and timing of orders received during the quarter;

    - the mix of and changes in customers to whom our products are sold;

    - the timing and acceptance of new products and product enhancements by us or by our competitors;

    - changes in pricing;

    - buyouts of run-time licenses;

    - product life cycles;

    - the level of our sales of third party products;

    - variances in costs associated with fixed price contracts;

    - purchasing patterns of customers;

    - competitive conditions in the industry;

    - foreign currency exchange rate fluctuations;

    - business cycles and economic conditions that affect the markets for our products; and

    - extraordinary events, such as litigation or acquisitions, including related charges.

    All of these factors are difficult to forecast. Our future operating results may fluctuate as a result of these and other factors, including our ability to continue to develop innovative and competitive products. An increasing amount of our sales orders involve products and services that yield revenue over multiple quarters or upon completion of performance. If license agreements entered into during a quarter do not meet our revenue recognition criteria, even if we meet or exceed our forecast of aggregate licensing and other contracting activity, it is possible that our revenues would not meet expectations.

    Due to all of these factors, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be viewed as an indication of our future performance. In the past, we have experienced actual performance that did not meet financial market expectations. It is likely that, in some future quarters, our operating results will again be below the expectations of stock market analysts and investors.

OUR INSIGNIFICANT BACKLOG AND LONG SALES CYCLE COMBINED WITH COSTS THAT ARE
  FIXED, MAKE IT DIFFICULT FOR US TO PREDICT FUTURE REVENUE AND COMPENSATE FOR A REVENUE SHORTFALL

    Historically, we have operated with insignificant product backlog because we generally ship our products when we receive the order. As a result, our product revenue in any quarter depends on the volume and timing of orders received in that quarter. In addition, we generally recognize a substantial portion of our total revenue from sales orders received and shipped in the last two weeks of the quarter. Thus, the magnitude of quarterly fluctuations may not become evident until very late in, or after the end of, a particular quarter. In addition, the procurement process of our customers typically ranges from a few weeks to several months or longer from initial inquiry to order, making the timing of sales and license fees difficult to predict. As licensing of our products increasingly becomes a more strategic decision made at higher management levels, we believe that sales cycles for our products will lengthen. Because our staffing and operating expenses are based on anticipated total revenue levels, and a high percentage of our costs are fixed in the short term and do not vary with revenue, small variations between anticipated orders and actual orders, as well as non-recurring or large orders, can cause disproportionate variations in our operating results from quarter to quarter.

IF OUR NEW PRODUCTS OR PRODUCT ENHANCEMENTS FAIL TO ACHIEVE CUSTOMER ACCEPTANCE,
  OR IF WE FAIL TO MANAGE PRODUCT TRANSITIONS, OUR BUSINESS REPUTATION AND FINANCIAL PERFORMANCE WOULD SUFFER

    The market for embedded applications is fragmented and is characterized by technological change, evolving industry standards and rapid changes in customer requirements. Our existing products will be rendered less competitive or obsolete if we fail to introduce new products or product enhancements that anticipate the features and functionality that customers demand. The success of our new product introductions will depend on our ability to:

    - accurately anticipate industry trends and changes in technology standards;

    - timely complete and introduce new product designs and features;

    - continue to enhance our existing product lines;

    - offer our products across a spectrum of microprocessor families used in the embedded systems market; and

    - respond promptly to customers' requirements and preferences.

    In addition, the introduction of new or enhanced products also requires that we manage the transition from older products to minimize disruption in customer ordering patterns.

    Development delays are commonplace in the software industry. We have experienced delays in the development of new products and the enhancement of existing products in the past and are likely to experience delays in the future. We may not be successful in developing and marketing, on a timely basis or at all, competitive products, product enhancements and new products that respond to technological change, changes in customer requirements and emerging industry standards.

COMPETITION CAN LEAD TO PRICING PRESSURES AND LOSS OF MARKET SHARE

    The market for commercially available software tools and embedded operating systems is fragmented and highly competitive. As the industry continues to develop, we expect competition to increase in the future from existing competitors and from other companies that may enter our existing or future markets with similar or substitute solutions that may be less costly or provide better performance or functionality than our products. Some of our existing and many of our potential competitors have substantially greater financial, technical, marketing and sales resources than we do, and we might not be able to compete successfully against these companies. If price competition increases significantly, competitive pressures could cause us to reduce the prices of our products, which would result in reduced profit margins and could harm our ability to provide adequate service to our customers. Our pricing model for our embedded software products is based on a range of mid-priced development license packages, combined with low-priced per-unit production, or run-time, licenses. Run-time licenses, which provide for per-unit royalty payments for each embedded system that incorporates our real-time operating systems, may be subject to significant pricing pressures, including buy-out arrangements. Also, the market may demand alternative pricing models in the future. A variety of other potential actions by ISI's competitors, including increased promotion and accelerated introduction of new or enhanced products, could also harm our competitive position.

IF WE ENGAGE IN FUTURE ACQUISITIONS, WE MAY FAIL TO INTEGRATE ACQUIRED
  BUSINESSES EFFECTIVELY, WHICH COULD DISRUPT OUR ONGOING BUSINESS AND GENERATE NEGATIVE PUBLICITY

    We have completed a number of acquisitions in recent years, most recently the acquisition of Software Development Systems, Inc. in July 1999. We may complete additional acquisitions in the future. The process of integrating an acquired company's business into our operations may result in unforeseen operating difficulties and expenditures. It may also absorb significant management attention that would otherwise be available for the ongoing development of our business. Moreover, the anticipated benefits of an acquisition might not be realized. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies and products of the acquired companies, difficulties in managing diverse geographic sales and research and development operations, the diversion of management attention from other business concerns, risks of entering markets in which we have no or limited direct prior experience and the potential loss of key employees of the acquired company.

INTERNATIONAL SALES OF OUR PRODUCTS ACCOUNT FOR A SIGNIFICANT PORTION OF OUR
  TOTAL REVENUE, WHICH EXPOSES US TO THE BUSINESS AND ECONOMIC RISKS OF INTERNATIONAL OPERATIONS

    Sales from outside of North America accounted for approximately 38% of our total revenue in fiscal year 1997, 41% of our total revenue in fiscal year 1998 and 42% of our total revenue in fiscal year 1999 and the first six months of fiscal year 2000. We expect that international sales will continue to generate a significant percentage of our total revenue in the foreseeable future. International operations are subject to a number of special risks. These risks include:

    - foreign government regulation;

    - reduced protection of intellectual property rights in some countries where we do business;

    - longer receivable collection periods and greater difficulty in accounts receivable collection;

    - unexpected changes in, or imposition of, regulatory requirements, tariffs, import and export restrictions and other barriers and restrictions;

    - potentially adverse tax consequences;

    - the burdens of complying with a variety of foreign laws and staffing and managing foreign operations;

    - general geopolitical risks, such as political and economic instability, hostilities with neighboring countries and changes in diplomatic and trade relationships; and

    - possible recessionary environments in economies outside the United States.

    More generally, recent instability in Asian currency and stock market economies could adversely affect the economic health of the entire region and could have an adverse effect on our results of operations. For example, in many countries in the Asia Pacific region, during fiscal years 1998 and 1999 there was little or no growth in investment in product development infrastructure by manufacturing companies.

CURRENCY FLUCTUATIONS CAN CAUSE OUR REVENUE TO DECLINE

    We generally denominate sales to and by foreign subsidiaries in local currency. An increase in the relative value of the dollar against local currencies would reduce our revenue in dollar terms or make our products more expensive and, therefore, potentially less competitive in foreign markets. For example, revenue from sales in Japan during fiscal years 1997 and 1998 was adversely affected by the weakness of the yen against the dollar. Similarly, the currencies of many other countries in the Asia Pacific region have recently lost significant value against the dollar, notably the currencies of Korea and Taiwan. Our future results of operations could be adversely affected by currency fluctuations.

IF OUR INTERNATIONAL DISTRIBUTORS AND REPRESENTATIVES DO NOT PROMOTE OUR
  PRODUCTS EFFECTIVELY, OUR REVENUES COULD DECLINE

    We rely on distributors and representatives for sales of our products in some foreign countries and, accordingly, depend on their ability to promote and support our products and, in some cases, to translate them into foreign languages. Our international distributors and representatives generally offer products of several different companies, including in some cases products that are competitive with our products, and these distributors and representatives are not subject to any minimum purchase or resale requirements. Our international distributors and representatives may not continue to purchase our products or provide them with adequate levels of support.

PRODUCT DEFECTS CAN BE EXPENSIVE TO FIX AND CAN CAUSE US TO LOSE CUSTOMERS

    As a result of their complexity, software products may contain undetected errors or compatibility issues, particularly when first introduced or as new versions are released. Despite testing by us and testing and use by current and potential customers, errors might be found in new products after commencement of commercial shipments. The occurrence of errors could result in loss of or delay in market acceptance of our products. The increasing use of our products for applications in systems that interact directly with the general public, particularly applications in transportation, medical systems and other markets where the failure of the embedded system could cause substantial property damage or personal injury, could expose us to significant product liability claims. In addition, our products are used for applications in business systems where the failure of the embedded system could be linked to substantial economic loss. Our license and other agreements with our customers typically contain provisions designed to limit our exposure to potential product liability and other claims. It is likely, however, that the limitation of liability provisions contained in our agreements are not effective in all circumstances and in all jurisdictions. We do not have insurance against product liability risks and insurance may not be available to us on commercially reasonable terms. Our errors and omissions insurance may not be adequate to cover claims. A product liability claim or claim for economic loss brought against us, or a product recall involving our software, could lead to significant unexpected expenses and lost sales.

    Our operations depend on our ability to protect our computer equipment and the information stored in our databases against damage by fire, natural disaster, power loss, telecommunications failure, unauthorized intrusion and other catastrophic events. We believe we have taken prudent measures to reduce the risk of interruption in our operations. However, these measures might not be sufficient.

IF WE LOSE KEY PERSONNEL OR ARE UNABLE TO HIRE ADDITIONAL QUALIFIED PERSONNEL AS
  NECESSARY, WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS OR SELL OUR PRODUCTS

    Our future performance depends to a significant degree upon the continued contributions of our key management, product development, sales, marketing and operations personnel. We do not have agreements with any of our key personnel that require them to work for us for a specific term, and we do not maintain any key person life insurance policies. In addition, we believe our future success will also depend in large part upon our ability to attract and retain highly skilled managerial, engineering, sales, marketing and operations personnel, many of whom are in great demand. Competition for qualified personnel is intense in Santa Clara County, California, where we are headquartered, and we may not be able to attract and retain personnel.

OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS FROM THIRD-PARTY
  CHALLENGES MAY SIGNIFICANTLY IMPAIR OUR COMPETITIVE POSITION

    We depend on our proprietary technology. Despite our efforts to protect our proprietary rights, it may be possible for unauthorized third parties to copy our products or to reverse engineer or obtain and use information that we regard as proprietary. Our competitors could independently develop technologies that are substantially equivalent or superior to our technologies. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which software piracy of our products exists, software piracy can be expected to be a persistent problem. In addition, effective protection of intellectual property rights may be unavailable or limited in foreign countries. The status of United States patent protection in the software industry is not well defined and will evolve as the United States Patent and Trademark Office grants additional patents. Patents have been granted on fundamental technologies in software, and patents may issue that relate to fundamental technologies incorporated into our products.

OUR PRODUCTS MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES,
  WHICH MAY RESULT IN LAWSUITS AND PREVENT US FROM SELLING OUR PRODUCTS

    As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims. Third parties could assert infringement claims against us in the future. Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, might not be available on terms acceptable to us. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks. In the event of an adverse ruling in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing technology. The failure of ISI to develop or license a substitute technology could prevent us from selling our products.

IF WE LOSE THIRD-PARTY LICENSE RIGHTS, WE MAY NOT BE ABLE TO SELL SOME OF OUR
  PRODUCTS

    We license software development tool products from other companies to distribute with some of our products. These third parties may not be able to provide competitive products with adequate features and high quality on a timely basis or to provide sales and marketing cooperation. In addition, our products compete with products produced by some of our licensors. When these licenses terminate or expire, continued license rights might not be available to us on reasonable terms. In addition, we might not be able to obtain similar products to substitute into our tool suites.

IF WE OR OUR SIGNIFICANT SUPPLIERS OR SERVICE PROVIDERS FAILS TO BE YEAR 2000
  COMPLIANT, OUR BUSINESS MAY BE DISRUPTED AND OUR REVENUES MAY DECLINE

    We believe that all of our most current product releases will not cease to perform nor generate incorrect or ambiguous data or results solely due to a change in date to or after January 1, 2000, and will calculate any information dependent on such dates in the same manner, and with the same functionality, data integrity and performance, as these products do on or before December 31, 1999. However, all of our customers may not implement the Year 2000 compliant release of our products in a timely manner, which could lead to failure of customer systems and product liability claims against us. Even if our products are Year 2000 compliant, we may, in the future, be subject to claims based on Year 2000 issues in the products of other companies or issues arising from the integration of multiple products within a system. The costs of defending and resolving Year 2000-related disputes, and any liability for Year 2000-related damages, including consequential damages, could be significant. In addition, Year 2000 failures could have a negative effect on our competitive position. If any of our critical suppliers do not successfully and timely achieve Year 2000 compliance, and we are unable to replace them with new or alternate suppliers, our business would be disrupted.

WE ARE AT RISK OF SECURITIES CLASS ACTION LITIGATION DUE TO OUR STOCK PRICE
  VOLATILITY

    The prices for our common stock have fluctuated widely in the past. During the 12 months ended September 30, 1999, the closing price of a share of our common stock ranged from a high of $17.69 to a low of $6.25. Stock price volatility has had a substantial effect on the market prices of securities issued by us and other high technology companies, often for reasons unrelated to the operating performance of the specific companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against the company. We may in the future be the target of similar litigation. Regardless of the outcome, securities litigation may result in substantial costs and divert management attention and resources.

FINANCIAL STATEMENTS ARE BASED ON ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities at the date of the financial statements and the recorded amounts of revenues and expenses during the reporting period. A change in the facts and circumstances surrounding these estimates could result in a change to the estimates and impact future operating results.

                 CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

    This prospectus (including the documents incorporated by reference) contains forward-looking statements regarding ISI's plans, expectations, estimates and beliefs. These statements involve risks and uncertainties, and actual results could differ materially from those reflected in the forward-looking statements. Forward-looking statements in this prospectus are typically identified by words such as "believes," "anticipates," "expects," "intends," "will" and "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. ISI will not necessarily update the information in this prospectus if and when any forward-looking statement later turns out to be inaccurate. Some of the important risks and uncertainties that may affect ISI's future results and performance are described in "Risk Factors," above. Additional information about factors that could affect ISI's future results and events is included in ISI's reports filed with the SEC and incorporated by reference in this prospectus.

                                USE OF PROCEEDS

    ISI will not receive any of the proceeds from the sale of shares by the selling shareholders.

                              SELLING SHAREHOLDERS

    The following table sets forth certain information known to ISI with respect to the beneficial ownership of the common stock as of September 30, 1999 by the selling shareholders. The selling shareholders are the former shareholders of SDS. They have not had any position, office or other material relationship with ISI within the three years before July 21, 1999, the date on which ISI acquired SDS. As of July 21, 1999, James E. Challenger, Jr. was appointed a Vice President of ISI and Anthony Skiba became an employee of ISI. Mr. Challenger is a member of the ISI Board of Directors and has an employment contract and a Non-Competition Agreement with ISI.

    The table assumes that the selling shareholders sell all of the shares offered by them in this offering. However, we are unable to determine the exact number of shares that will actually be sold or when or if such sales will occur. This table also assumes that the selling shareholders do not acquire any other shares of our common stock pending the offering.

    The selling shareholders have advised us that they are the beneficial owners of the shares being offered.

                                                                SHARES BENEFICIALLY                    SHARES BENEFICIALLY OWNED
                                                                                                                 AFTER
                                                               OWNED BEFORE OFFERING                  ----------------------------
                                                              ------------------------  SHARES BEING    OFFERING
NAME                                                           NUMBER       PERCENT       OFFERED        NUMBER         PERCENT
------------------------------------------------------------  ---------  -------------  ------------  -------------  -------------
James E. Challenger, Jr. (1)................................    859,736          3.6        859,736            --             --
Anthony Skiba...............................................    429,868          1.8        429,868            --             --
Robert M. Zieserl (2).......................................    140,243            *        140,243            --             --
Jeffrey Barth...............................................        190            *            190            --             --

------------------------

*   Less than 1%

(1) 429,869 of these shares are held by Mr. Challenger individually. The remainder are held of record by Mr. Challenger as trustee of the James E. Challenger, Jr. Trust.

(2) 86,517 of these shares are held individually. The remainder of these shares are held of record by Mr. Zieserl as trustee under various family trusts.

    Under an escrow agreement dated July 15, 1999, we hold in escrow a total of 71,488 shares that are beneficially owned by the selling shareholders. The escrow shares are included in the totals shown above. The escrow is scheduled to terminate on July 15, 2000 unless we make a claim against the escrow fund. If we make a claim against the escrow fund, the escrow will terminate when the claim is finally resolved. We must consent to any sale of escrow shares until the escrow terminates.

                              PLAN OF DISTRIBUTION

    We are registering the shares on behalf of the selling shareholders. The selling shareholders are former shareholders of Software Development Systems, Inc., a company that we acquired on July 21, 1999. The selling shareholders are bound by a registration rights agreement with us. To our knowledge, the selling shareholders have not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the sale of the shares covered by this prospectus.

    The selling shareholders may offer and sell shares of common stock from time to time. In addition, a selling shareholder's donees, pledgees, transferees and other successors in interest may sell shares received from a named selling shareholder after the date of this prospectus. The selling shareholders will act independently of ISI in making decisions with respect to the timing, manner and size of each sale. Sales may be made over the Nasdaq National Market or otherwise, at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. The shares may be sold by one or more of the following:

    - a block trade in which the broker-dealer engaged by a selling shareholder will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by the broker-dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus; and

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

    The selling shareholders have advised ISI that they have not, as of the date of this prospectus, entered into any agreements, understandings or arrangements with any underwriters or broker-dealers for the sale of shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

    In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell shares short and redeliver the shares to close out these short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or financial institution of the shares, which the broker-dealer or financial institution may resell or otherwise transfer under this prospectus. The selling shareholders may also loan or pledge the shares to a broker-dealer or other financial institution and the broker-dealer or financial institution may sell the shares so loaned or, upon a default, the broker-dealer may sell the pledged shares under this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus.

    Transactions under this prospectus may or may not involve brokers or dealers. The selling shareholders may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders in amounts to be negotiated in connection with the sale. Broker-dealers or agents may also receive compensation in the form of discounts, concessions or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might exceed customary commissions.

    The selling shareholders and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales of shares covered by this prospectus. Any commission, discount or concession received by a broker-dealer and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because selling shareholders may be deemed to be underwriters within the meaning of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.

    ISI has informed the selling shareholders that the anti-manipulation rules under the Exchange Act apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. The selling shareholders have advised ISI that during the time they may be engaged in the attempt to sell registered shares, they will:

    - not engage in any stabilization activity in connection with any of ISI's securities;

    - not bid for or purchase any of ISI's securities or any rights to acquire ISI's securities, or attempt to induce any person to purchase any of ISI's securities or rights to acquire ISI's securities, other than, in each case, as permitted under the Exchange Act;

    - not sell or distribute the shares until after the prospectus has been appropriately amended or supplemented, if required, to set forth the terms of sale or distribution; and

    - make all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers or in privately negotiated transactions where no broker or other third party (other than the purchaser) is involved.

    ISI has the ability to suspend the use of this prospectus if, in the good faith judgment of the ISI board of directors, it would be seriously detrimental to ISI and its shareholders for resales of shares to be made. Each period of suspension may last up to 60 days, with a maximum of two periods of suspension in any 12-month period.

    This offering will terminate on the earlier of:

    - July 21, 2001;

    - the date on which all shares held by all selling shareholders can be sold in a three-month period under Rule 144; or

    - the date on which all shares offered have been sold by the selling shareholders.

    ISI has agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling shareholders will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents as well as fees and disbursements for legal counsel retained by any selling shareholder.

    ISI and the selling shareholders have agreed to indemnify each other and other related parties against specified liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against liabilities, including liabilities arising under the Securities Act.

    Upon the occurrence of any of the following events, a supplement to this prospectus will be filed, if required, under Rule 424(b) under the Securities Act to include additional disclosure before offers and sales of the securities in question are made:

    - to the extent the securities are sold at a fixed price or at a price other than the prevailing market price, such price would be set forth in the prospectus;

    - if the securities are sold in block transactions and the purchaser acting in the capacity of an underwriter wishes to resell, such arrangements would be described in the prospectus;

    - if the selling shareholders sell to a broker-dealer acting in the capacity as an underwriter, such broker-dealer will be identified in the prospectus;

    - if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction would be included in the prospectus; and

    - if a selling shareholder notifies ISI that a donee or pledgee intends to sell more than 500 shares.

                                 LEGAL MATTERS

    The validity of the shares of common stock offered hereby will be passed upon for ISI by Fenwick & West LLP, Palo Alto, California.

                                    EXPERTS

    The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended February 28, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements incorporated by reference to our Current Report on Form 8-K dated July 21, 1999, as amended, have been so incorporated in reliance upon the report of KPMG LLP, independent accountants, given upon the authority of said firm and experts in auditing and accounting.

             DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS

    The SEC allows ISI to "incorporate by reference" the information that ISI files with the SEC. This means that ISI can disclose important information by referring the reader to those SEC filings. The information incorporated by reference is considered to be part of this prospectus, and later information ISI files with the SEC will update and supersede this information. ISI incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until termination of the offering:

    - Annual report on Form 10-K for the fiscal year ended February 28, 1999;

    - Quarterly report on Form 10-Q for the quarter ended May 31, 1999;

    - Quarterly report on Form 10-Q for the quarter ended August 31, 1999;

    - Current report on Form 8-K dated July 21, 1999, as amended;

    - The description of ISI's common stock contained in ISI's registration statement on Form 8-A, and any amendment or report filed for the purpose of updating such description; and

    - The description of ISI's Preferred Stock Purchase Rights contained in ISI's registration statement on Form 8-A, and any amendment or report filed for the purpose of updating such description.

    SOME OF THE INFORMATION ABOUT ISI THAT MAY BE IMPORTANT TO AN INVESTMENT DECISION IS NOT PHYSICALLY INCLUDED IN THIS PROSPECTUS. INSTEAD, THE INFORMATION IS "INCORPORATED" INTO THIS PROSPECTUS BY REFERENCE TO ONE OR MORE DOCUMENTS THAT ISI FILED WITH THE SEC. THESE DOCUMENTS (INCLUDING ANY EXHIBITS THAT ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES) ARE AVAILABLE UPON REQUEST WITHOUT CHARGE FROM INVESTOR RELATIONS, INTEGRATED SYSTEMS, INC., 201 MOFFETT PARK DRIVE, SUNNYVALE, CALIFORNIA 94089 (TELEPHONE NUMBER (408) 542-1500). RECIPIENTS SHOULD MAKE ALL REQUESTS FOR DOCUMENTS BY THE FIFTH BUSINESS DAY BEFORE THEY MAKE THEIR FINAL INVESTMENT DECISION, TO BE SURE THE DOCUMENTS ARRIVE ON TIME. INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IS CONSIDERED PART OF THIS PROSPECTUS AND DISCLOSED TO INVESTORS, WHETHER OR NOT INVESTORS OBTAIN A COPY OF THE DOCUMENT CONTAINING THE INFORMATION.

    This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports ISI files with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus.

Investors should review these reports as they may disclose a change in the business, prospects, financial condition or other affairs of ISI after the date of this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

    The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement prospectus, to any person, without charge, upon written or oral request.

    Requests for documents should be directed to Investor Relations, Integrated Systems, Inc., 201 Moffett Park Drive, Sunnyvale, California 94089 (telephone number (408) 542-1500).

    We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

Judiciary Plaza                Citicorp Center                Seven World Trade Center
Room 1024                      5000 West Madison Street       13th Floor
450 Fifth Street, N.W.         Suite 1400                     New York, New York 10048
Washington, D.C. 20549         Chicago, Illinois 60661

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC Website is http://www.sec.gov.

    ISI has filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to the shares to be sold by the selling shareholders. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The aggregate estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee................  $   4,094
Accounting fees and expenses*......................................     15,000
Legal fees and expenses*...........................................     10,000
Miscellaneous*.....................................................      5,906
                                                                     ---------
    Total..........................................................  $  35,000
                                                                     =========

------------------------

*   Estimate

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties to the fullest extent permitted by law. This limitation has no effect on a director's liability

    - for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,

    - for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director,

    - for any transaction from which a director derived an improper personal benefit,

    - for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders,

    - for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Registrant or its shareholders,

    - under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director); or

    - under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees).

    The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provisions will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

    The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors and executive officers against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

    Section 317 of the California Code and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

    The following exhibits are filed herewith or incorporated by reference herein:

  EXHIBIT
  NUMBER                                                  EXHIBIT TITLE
-----------  --------------------------------------------------------------------------------------------------------
      2.01   Agreement and Plan of Reorganization dated as of July 15, 1999 by and among ISI, Software Development
             Systems, Inc., ISI Acquisition Corporation and certain individual shareholders of Software Development
             Systems, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, schedules have been omitted but will be furnished supplementally to the Commission upon request (incorporated by reference to Exhibit Number
             2.01 to the Registrant's Current Report on Form 8-K dated July 21, 1999 [the "SDS 8-K"]).

      3.01   Registrant's Articles of Incorporation, as amended to date (incorporated by reference to Exhibit Number
             3.01(i) to the Registrant's Form 10-K for the fiscal year ended February 28, 1996.)

      3.02   Certificate of Determination of Preferences specifying the terms of the Series A Junior Participating
             Preferred Stock of Registrant, as filed with the California Secretary of State on October 1, 1998
             (incorporated by reference to Exhibit Number 3.2 to the Registrant's Form 8-A filed October 6, 1998
             (File No. 000-18668) [the "Rights Plan 8-A"]).

      3.03   Registrant's Bylaws, as amended June 12, 1996 (incorporated by reference to Exhibit Number 4.02 to the
             Registrant's Registration Statement on Form S-8 filed September 27, 1996 (File No. 333-12799)).

      3.04   Certificate of Amendment of Bylaws (incorporated by reference to Exhibit Number 4.05 to the Registrant's
             Registration Statement on Form S-8 filed September 28, 1999 (File No. 333-87959)).

      4.01   Registration Rights Agreement dated as of April 13, 1987 (incorporated by reference to Exhibit Number
             4.02 to the Registrant's Registration Statement on Form S-1 filed January 26, 1990 (File No.
             333-33219)).

  EXHIBIT
  NUMBER                                                  EXHIBIT TITLE
 ---------   --------------------------------------------------------------------------------------------------------
      4.02   Registration Rights Agreement dated as of July 15, 1999 by and among the Registrant and the shareholders of Software Development Systems, Inc. (incorporated by reference to Exhibit Number 4.01 to the SDS 8-K).

      4.03   Rights Agreement dated September 30, 1998 between the Registrant and ChaseMellon Shareholder Services, as Rights Agent (incorporated by reference to Exhibit Number 4.1 to the Rights Plan 8-A).

      4.04   Form of Right Certificate (included in Exhibit 4.03).

      5.01   Opinion of Fenwick & West.

     23.01   Consent of Fenwick & West (included in Exhibit 5.01).

     23.02   Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.03   Consent of KPMG LLP.

     24.01   Power of Attorney (see Page II-5).

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "SECURITIES ACT");

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by paragraphs (1)(i) or (1)(ii) is contained in any periodic report filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
    Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 19, 1999.

                                ISI INC.

                                By:  /s/ WILLIAM C. SMITH
                                     -----------------------------------------
                                     William C. Smith
                                     Vice President and Chief Financial Officer

                               POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles M. Boesenberg and William C. Smith, and each of them, his or her attorneys-in-fact and agents, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                       TITLE                    DATE
------------------------------  ---------------------------  -------------------
PRINCIPAL EXECUTIVE OFFICER:

CHARLES M. BOESENBERG           President, Chief Executive   October 19, 1999
------------------------------  Officer and Director
Charles M. Boesenberg

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING
OFFICER:

WILLIAM C. SMITH                Vice President and Chief     October 19, 1999
------------------------------  Financial Officer
William C. Smith

NAME                                       TITLE                    DATE
------------------------------  ---------------------------  -------------------

ADDITIONAL DIRECTORS:

NAREN K. GUPTA                  Chairman of the Board of     October 19, 1999
------------------------------  Directors
Naren K. Gupta

JOHN C. BOLGER                  Director                     October 19, 1999
------------------------------
John C. Bolger

MICHAEL A. BROCHU               Director                     October 19, 1999
------------------------------
Michael A. Brochu

VINITA GUPTA                    Director                     October 19, 1999
------------------------------
Vinita Gupta

THOMAS KAILATH                  Director                     October 19, 1999
------------------------------
Thomas Kailath

RICHARD C. MURPHY               Director                     October 19, 1999
------------------------------
Richard C. Murphy

JAMES E. CHALLENGER             Director                     October 19, 1999
------------------------------
James E. Challenger

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                  EXHIBIT TITLE
-----------  --------------------------------------------------------------------------------------------------------
      5.01   Opinion of Fenwick & West.

     23.01   Consent of Fenwick & West (included in Exhibit 5.01).

     23.02   Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.03   Consent of KPMG LLP.

     24.01   Power of Attorney (see Page II-5 of this Registration Statement).